                                                                    EXHIBIT 10.2

                 SHAREHOLDER AND RESTRICTIVE COVENANT AGREEMENT

         This Shareholder and Restrictive Covenant Agreement (the "Agreement") is entered into as of the 23rd day of November, 1999, by and between Acsys, Inc., formerly ICCE, Inc., (hereinafter the "Company"), and Timothy Mann, Jr. (hereinafter "Mann"). This Agreement shall become effective when approved by the Board of Directors of the Company or a committee thereof (the "Effective Date").

         WHEREAS, Mann has previously been employed by the Company in the capacity of Chief Executive Officer and has also served as a member of the Board of Directors of the Company; and

         WHEREAS, Mann and the Company have mutually agreed to Mann's resignation from his employment with the Company and his resignation from the Company's Board of Directors; and

         WHEREAS, by virtue of his service as Chief Executive Officer and as a member of the Board of Directors of the Company, Mann has comprehensive knowledge of the Company's business, business relationships and financial affairs, including confidential and trade secret information regarding the Company's business and marketing plans, sales, costs, profits, pricing methods, future business strategies and future business opportunities; and

         WHEREAS, maintenance of the confidentiality of the Company's proprietary business information and trade secrets is vital to the business well-being of the Company; and

         WHEREAS, as the Company's Chief Executive Officer and a member of the Board of Directors of the Company, Mann has had substantial contacts with the customers and employees of the Company; and

         WHEREAS, Mann acknowledges that the continuing relationships between the Company and its customers and employees are vital to the business well-being of the Company;

         WHEREAS, Mann continues to own the number of shares of Common Stock of the Company (sometimes referred to herein as "Company Common Stock") and holds options to acquire shares of Company Common Stock as set forth on Schedule I hereto;

         WHEREAS, Mann and the Company desire to establish in the Agreement certain terms and conditions concerning the acquisition and disposition of securities of the Company by Mann, corporate governance of the Company after the date hereof, and protection of the Company's legitimate business interests, its confidential and trade secret information, and its relationships with its customers and employees;

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         1.01. Definitions. Except as otherwise specifically indicated, the following terms have the following meanings for all purposes of this Agreement:

         "beneficially owns" (or comparable variations thereof) has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

         "Board of Directors" means the Board of Directors of the Company.

         "Business Activities" means the business activities over which Mann had authority and control at the Company, which consist of: (i) outsourcing of accounting, finance, information technology, administrative (which, for the purposes of Article IV of this Agreement, shall be defined to consist of secretarial, administrative assistant, receptionist and similar positions), and legal (which, for the purposes of Article IV, shall be defined to consist of paraprofessional and administrative support positions, but not lawyer positions, for legal departments, law firms and lawyers) staffing services; (ii) temporary accounting, finance, information technology (including information technology contract staffing and solution services), administrative and legal staffing services; and (iii) permanent placement accounting, finance, information technology (including information technology staffing and solution services), administrative, and legal staffing services on a contingent fee basis.

         "Confidential Information" means all information regarding the Company, the Company's activities, the Company's business or the Company's clients that is not generally known to persons not employed by the Company and that is not generally disclosed by Company practice or authority to persons not employed by the Company, but that does not rise to the level of a "Trade Secret." "Confidential Information" shall include, but is not limited to, information pertaining to the Company's sales and marketing techniques and plans, expansion or contraction plans, financial data and plans, acquisition plans, management plans, pricing information, and client information. Confidential Information shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any legal right of the Company. This definition shall not limit any definition of "Confidential Information" or any equivalent term under state or federal law.

         "Equity Securities" means Voting Securities, Convertible Securities and Rights to Purchase Voting Securities.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.


         "Liens" means any lien, claim, mortgage, encumbrance, pledge, security interest, equity or charge of any kind.

         "Person" means any individual, corporation, partnership, trust, other entity or group (within the meaning of Section 13(d)(3) of the Exchange Act).

         "Representatives" of any entity means such entity's directors, officers, employees, legal, investment banking and financial advisors, accountants and any other agents and representatives of such entity.

         "Rule 144" means Rule 144 as presently promulgated under the Securities Act.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Subsidiary" means any Person in which-the Company directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interest in, or the Voting Power of, such Person.

         "Trade Secrets" shall have the meaning assigned thereto by the Georgia Trade Secrets Act, OCGA ss. 10-1-761.

         "Voting Securities" means the Company Common Stock and any other securities of the Company of any kind or class having power generally to vote for the election of directors; "Convertible Securities" means securities of the Company which are convertible or exchangeable (whether presently convertible or exchangeable or not) into Voting Securities; and "Rights to Purchase Voting Securities" means options and rights issued by the Company (whether presently exercisable or not) to purchase Voting Securities or Convertible Voting Securities.

         Unless the context of this Agreement otherwise requires, words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; and (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified.

                                   ARTICLE II.
                         PAYMENTS TO MANN BY THE COMPANY

         2.01. Consideration for Mann's Post-Employment Covenants. In consideration for Mann's promises and covenants set forth in Articles III and IV below, the Company shall pay to Mann the total sum of $235,000.00, such payment to be made in five (5) installments according to the following schedule:

         Within 3 business days of the Effective Date
         but no later than December 2, 1999                                      $108,045.97

         April 1, 2000                                                           $ 40,517.24
         July 1, 2000                                                            $ 32,413.79
         October 1, 2000                                                         $ 27,011.50
         January 3, 2001                                                         $ 27,011.50

Mann and the Company agree that such payments shall not be considered wage income and shall be reported by IRS Form 1099.

         2.02 Remedy For Missed Payment. If the Company fails to make a payment required by this Agreement, Mann shall give the Company notice of such failure in accordance with Section 5.03 herein. The Company shall have ten (10) calendar days after receipt of notice from Mann within which to cure by making such payment. If the Company fails to cure by making such payment within ten (10) calendar days of receipt of notice from Mann, all amounts due hereunder not yet paid shall be accelerated and become immediately due and payable. If the Company does not make the overdue payment within the ten (10) day cure period, interest shall begin to accrue on the eleventh (11th) day (the day following the end of the cure period) on all overdue amounts at the then prime rate of interest as published in the Wall Street Journal.

Mann acknowledges and agrees that his receipt of the foregoing described payments is expressly made contingent upon Mann's promises and covenants as set forth in Articles III and IV below and agrees that, if Mann breaches any of the provisions of Articles III and IV, Mann's entitlement to further payments will immediately cease and Mann shall be obligated to return to Company all sums of money previously paid by Company under this Agreement, provided, however, that no forfeiture because of an alleged breach of Section 3.06(v) shall be deemed effective until the ten (10) day notice period provided in Section 2.03 below has expired.

         2.03 Notice And Response For Certain Breaches. If the Company determines that there has been a breach of Section 3.06(v) arising from Mann having entered into a "discussion" as referenced therein, before declaring a right to cancel further payments and demanding repayment of sums previously paid, the Company shall first provide Mann notice in accordance with Section
5.03 herein of the grounds for the Company's belief that such a breach has occurred. Mann shall have ten (10) calendar days from receipt of such notice within which to respond to the Company, providing information, if any, upon which he would dispute the existence of a breach. Thereafter, the Company shall decide, in the exercise of its sole, reasonable discretion, if a breach of Section 3.06(v) as described above has occurred, entitling the Company to cease further payments and demand return of all sums of money previously paid by the Company under this Agreement and to seek all other appropriate relief. No payment shall be due to the Employee from the Company during any such ten (10) calendar day notice period.

                                  ARTICLE III.
                         MANN'S COVENANTS TO THE COMPANY
                   REGARDING EQUITY SECURITIES OF THE COMPANY

         3.01. As a precondition to his receipt of the payments described in
Article II above, Mann agrees as follows:

         3.02. Board of Directors. For a period of two (2) years following the date hereof, at each meeting of shareholders of the Company, Mann shall vote the Voting Securities beneficially held by him (A) for the nominees recommended by the Board of Directors, (B) on all other proposals of the Board of Directors, as Mann determines in his sole discretion, and (C) on all proposals of any other shareholder of the Company, in accordance with the recommendation of the Board of Directors.

         3.03. Transfer of Shares. For a period of two (2) years following the date hereof, Mann shall not directly or indirectly, assign, sell, pledge, hypothecate or otherwise transfer or dispose of ("Dispose" or a "Disposition") any Equity Securities beneficially owned by Mann, except (A) a Disposition through a bona fide underwritten public offering registered under the Securities Act, (B) a Disposition in a "brokers' transaction" pursuant to Rule 144(f), (C) pursuant to a merger or consolidation of the Company or a recapitalization of any Equity Securities, (D) pursuant to a self-tender or exchange offer by the Company or a third party tender offer recommended by the Board of Directors, or
(E) a Disposition by way of gift to any Person who simultaneously with such Disposition agrees in a written instrument in form and substance satisfactory to the Company to be bound by the provisions of this Agreement as though an original signatory hereto.

         3.04. Legend. Each certificate representing Equity Securities beneficially owned by Mann shall be imprinted with a legend in the following form until such time as all restrictions on the Disposition of such Equity Securities hereunder are terminated:

         "UNTIL NOVEMBER 23, 2001, THESE SHARES MAY ONLY BE TRANSFERRED PURSUANT TO THE PROVISIONS OF ARTICLE III OF THAT CERTAIN SHAREHOLDER RESTRICTIVE COVENANT AGREEMENT DATED AS OF NOVEMBER 23, 1999, BY AND BETWEEN ACSYS AND TIMOTHY MANN, JR., COPIES OF WHICH AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

The Company shall not (i) give effect on its books to an attempted Disposition of any Equity Securities which shall have been Disposed of in violation of any provision of this Agreement, or (ii) treat any transferee who obtains any Equity Securities in violation of any provision of this Agreement as the owner of such Equity Securities or accord any transferee thereof the right to vote or to receive dividends in respect of such Equity Securities. The Company will issue new certificates not imprinted with the foregoing legend to any holder of Equity Securities not subject to the restrictions on Disposition contained in this Agreement; provided that the Company may require an opinion of counsel reasonably satisfactory to it to the effect that no legend is required under the Securities Act or applicable state securities or blue sky laws.

         3.05. Limitation on Acquisition of Equity Securities. For a period of two (2) years following the date hereof, Mann shall not, directly or indirectly, purchase or acquire, or make any offer to or agree to purchase or acquire, beneficial ownership of any Equity Securities, except (A) by way of stock dividends, stock splits or other distributions or offerings made available to holders of Equity Securities generally or (B) in connection with a Disposition pursuant to a merger or consolidation of the Company or a recapitalization of any Equity Securities. Nothing in this Agreement shall prevent Mann from exercising Stock Options pursuant to the terms and time periods set forth in the Stock Option Agreements covering the stock options described in Schedule I attached hereto. The sale of any stock so purchased shall be governed by Section
3.03 above.

         3.06. Standstill. For a period of two (2) years following the date hereof, Mann shall not, and shall not assist or encourage others (including by providing financing) to, directly or indirectly (i) acquire or agree, offer, seek or propose (whether publicly or otherwise) to acquire ownership (including but not limited to beneficial ownership) of any portion of the assets or Equity Securities of the Company or any of its Subsidiaries, whether by means of a negotiated purchase of assets, tender or exchange offer, merger or other business combination, recapitalization, restructuring or other extraordinary transaction, (ii) engage in any "solicitation" of "proxies" (as such terms are used in the proxy rules promulgated under the Exchange Act, but disregarding clause (iv) of Rule 14a-1(l)(2) and including any exempt solicitation pursuant to Rule 14a-2(b)(1) or (2)), or form, join or in any way participate in a "group" (as defined under the Exchange Act), with respect to any Equity Securities, (iii) otherwise seek or propose to acquire control of the Board of Directors or to knowingly disrupt or impair the normal, ongoing business operations or policies (including determinations of the Board of Directors) of the Company or any of its affiliates, (iv) knowingly take any action that could reasonably be expected to force the Company to make a public announcement regarding any of the types of matters referred to in clause (i), (ii) or (iii) above, (v) enter into any negotiations, agreements, arrangements or understandings with any third party with respect to any of the foregoing or (vi) knowingly enter into any discussions with any third party with respect to any of the foregoing. Mann shall not request the Company or any of its Representatives to amend or waive any provision of this Section (including this sentence) or
Section 3.05 during such period. If at any time during such period Mann is approached by any third party concerning, in the good faith reasonable judgment of Mann, participation in any of the types of matters referred to in clauses
(i), (ii) and (iii)
above, Mann shall promptly inform the Company of the nature of such contact and the parties thereto.

Notwithstanding anything else in this Agreement, if the Employee challenges the validity or enforceability of any provision of this Article III or seeks to revoke, rescind or avoid any such provision, the Employee first shall refund all payments heretofore made to him pursuant to this Agreement and shall be deemed to have forfeited all other payments to which he otherwise would be entitled pursuant to this Agreement, provided, however, that Mann's mere exercise of his right to provide information pursuant to Section 2.03 hereof shall not be deemed to be a challenge to the validity or enforceability of any provision of this
Article III or an attempt to otherwise seek to revoke, rescind or avoid any provision of this Article III and Mann shall not be required to refund any payments or forfeit any right to receive any payment prior to availing himself of such right.


                                   ARTICLE IV
                          MANN'S RESTRICTIVE COVENANTS

         4.01. As an additional precondition to his receipt of the payments as described in Article II above, Mann further agrees as follows:

         4.02. Noncompete. For a period commencing on the date of this Agreement and ending on January 1, 2001, Mann shall not, without the Company's prior written permission, directly or indirectly, on his own behalf or on behalf of any other person or entity, within the Territory, be engaged as a manager, executive, or operational consultant in the business of offering the Business Activities. Mann acknowledges and agrees that the definition of Business Activities accurately reflects activities he engaged in and had authority over while employed by the Company, is less extensive than the overall activities he engaged in and had authority over, and is reasonable in scope. Mann also acknowledges and agrees that the above phrase, "manager, executive or operational consultant" accurately describes duties and activities he engaged in on behalf of the Company, is less extensive than the actual duties and activities he engaged in, and is reasonable in scope. As used herein the term "Territory" shall mean the twenty-five (25) mile radius surrounding the following offices of the Company which Mann had oversight responsibility for during the last twelve (12) months of his employment by the Company as the Company's Chief Executive Officer:

         1020 19th Street, N.W.
         Suite 650
         Washington, D.C.  20036

         610 Crescent Executive Park
         Suite 132
         Lake Mary, FL  32746

         390 North Orange Avenue

         Suite 1825
         Orlando, FL  32801

         100 North Tampa Street
         Suite 1950
         Tampa, FL  33602

         5 Concourse Parkway
         Suite 2650
         Atlanta, GA  30326

         75 Fourteenth Street
         Suite 2200
         Atlanta, GA  30309

         2400 Lakeview Parkway
         Suite 500
         Alpharetta, GA  30004

         6701 Democracy Boulevard
         Suite 400
         Bethesda, MD  20817

         1820 Chapel Avenue
         Suite 168
         Cherry Hill, NJ  08002

         379 Thornall Street
         Edison, NJ  08837

         102 Campus Drive
         Princeton, NJ  08540

         110 South Jefferson Road
         Whippany, NJ  07981

         425 Broadhollow Road
         Suite 318
         Melville, NY  11747

         780 Third Avenue
         New York, NY  10017

         301 South College Street
         Charlotte, NC  28202

         1850 Linglestown Rd.
         Suite 307
         Harrisburg, PA  1711

         1850 William Penn Way
         Suite 106
         Lancaster, PA  17601

         1700 Market Street
         Suite 3110
         Philadelphia, PA  19103

         500 East Swedesford Road
         Suite 100
         Wayne, PA  19087

         1340 Braddock Place
         Suite 201
         Alexandria, VA  22314

         8300 Greensboro Drive
         Suite 720
         McLean, VA  22102

         12110 Sunset Hills Road
         Reston, VA  20190

         7100 Forest Avenue
         Suite 101
         Richmond, VA  23226

Mann acknowledges and agrees that the definition of Territory accurately describes geographical area over which he had authority while employed by the Company, is less extensive than the actual geographical area over which he had authority, and is reasonable in scope.

Notwithstanding the foregoing, Mann shall be allowed to provide consulting services to his brother's company, Digital Fusion, Inc., only within its market areas of the specific Digital Fusion offices set forth below and only in connection with Digital Fusion's business activities as carried on as of the date of execution of this Agreement:

                         400 N. Ashley Drive, Suite 2600
                              Tampa, FL 33602-4327

                                125 Patdean Drive
                            Huntsville, AL 35811-8824

                          2 Appletree Square Suite 200
                               8011 34th Avenue S.
                           Minneapolis, MN 55425-1224

                         1301 W. Long Lake Rd. Suite 236
                               Troy, MI 48098-6319

                           3730 Kirby Drive Suite 1200
                             Houston, TX 77098-3979


In addition, nothing herein shall be construed to prevent Mann from (i) engaging in the private practice of law or (ii) engaging in investment banking provided that in either such capacity Mann does not personally participate in the representation of clients whose business involves carrying on the Business Activities within the Territory. It is understood that the firm by which Mann may be employed to provide such legal or investment banking services may provide such services to clients, including Digital Fusion, Inc., engaged in the Business Activities in the Territory so long as Mann is not personally involved in any such representation in any way; provided, however, that Mann shall be permitted to provide legal and/or investment banking advice to Digital Fusion in connection with one sale of all or part of Digital Fusion during the restricted period set forth above (from the date of this Agreement through January 1, 2001), so long as he is not involved in any purchases or acquisitions for Digital Fusion during such period and he does not represent Digital Fusion or its purchaser or otherwise engage in the Business Activities in connection with either Digital Fusion or its purchaser after the sale and during the above restricted period. Permission for Mann to provide legal and/or investment banking advice to Digital Fusion shall expire upon sale of all or part of Digital Fusion.

         4.03. Nonsolicitation of Prospects. For a period commencing on the date of this Agreement and ending on January 1, 2001, Mann shall not, without the Company's prior written permission, directly or indirectly, through one or more intermediaries or otherwise, on his own behalf or on behalf of any other person or entity, through one or more intermediaries, or otherwise, solicit an opportunity to invest in, or to purchase an ownership interest in, any of the companies described in that certain letter dated November 23, 1999 from Brady W. Mullinax, Jr. to Mann which Mann acknowledges and agrees were known to him to be companies which the Company had identified as potential business and/or acquisition opportunities of the Company and about which Mann received confidential and trade secret information during the term of his employment with the Company.

         4.04. Nonsolicitation of Employees. For a period commencing on the date of this Agreement and ending on January 1, 2001, Mann shall not, without the Company's prior written permission, directly or indirectly, through one or more intermediaries or otherwise, on his own behalf or on behalf of any other person or entity, solicit to employ, any person (a) who was employed with the Company during the last twelve months of Mann's employment with the Company, and (b) who has not ceased to be employed by the Company for a period of at least six months; provided, however, that after March 1, 2000, Mann shall be free to offer employment to Jerri Davis.

         4.05. Nonsolicitation of Customers. For a period commencing on the date of this Agreement and ending on January 1, 2001, Mann shall not, without the Company's prior written permission, directly or indirectly, through one or more intermediaries or otherwise, on his own behalf or on behalf of any other person or entity, solicit an opportunity to provide the Business activities to any customer of the Company with whom Mann had material business contact(s) on behalf of the Company during Mann's last twelve (12) months of employment with the Company.

         4.06. Non-Disclosure. For a period commencing on the date of this Agreement and ending on January 1, 2001, Mann shall not, without the Company's prior written permission, directly or indirectly, on his own behalf or on behalf of any other persons or entity, transmit or disclose any Trade Secret or Confidential Information of the Company to any person and shall not make use of any Trade Secret or Confidential Information, for himself or others, except to the extent required by any law or order, in which case Mann shall provide the Company prior written notice of such requirement and an opportunity to contest same. Trade Secrets shall not lose protection from use or disclosure on January 1, 2001, but shall continue to be protected as long as they remain Trade Secrets.

Notwithstanding anything else in this Agreement, if the Employee challenges the validity or enforceability of any provision of this Article IV or seeks to revoke, rescind or avoid any such provision, the Employee first shall refund all payments heretofore made to him pursuant to this Agreement and shall be deemed to have forfeited all other payments to which he otherwise would be entitled pursuant to this Agreement.

                                    ARTICLE V
                               GENERAL PROVISIONS

         5.01. Ownership of Company Shares. Mann represents and warrants to the Company that (i) he owns, beneficially and of record, as of the date hereof, the number of shares of Company Common Stock listed on Schedule I hereto (collectively, the "Company Shares"), subject to no rights of others and free and clear of all Liens except as noted on Schedule I; (ii) Mann's right to vote or Dispose of the Company Shares beneficially owned by Mann is not subject to any voting trust, voting agreement, voting arrangement or proxy, and (iii) Mann has not entered into any contract, option or other arrangement or undertaking with respect thereto.

         5.02. Amendment and Waiver

         (a) This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

         (b) Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

         5.03. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

               If to Mann, to:

               4439 North Elizabeth Lane
               Atlanta, GA  30339


               with a copy to:

               Michael E. Ross, Esq.
               King & Spalding
               191 Peachtree Street
               Atlanta, GA  30303-1763
               Facsimile: (404) 572-5144

               If to the Company, to:

               Brady W. Mullinax, Jr.
               Acsys, Inc.
               75 14th Street
               Suite 2200
               Atlanta, Georgia  30309
               Facsimile: 404-815-4703

               with a copy to:

               Bryan E. Davis, Esq.
               Alston & Bird LLP
               One Atlantic Center
               1201 West Peachtree Street
               Atlanta, Georgia 30309-3424
               Facsimile: (404) 881-4777

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto and, if and when Mann obtains a facsimile number prior to January 31, 2001, he shall provide it promptly to all parties above.

         5.04. Entire Agreement. This Agreement supersedes all prior discussions and agreements among the parties hereto with respect to the subject matter hereof, and contains, the sole and entire agreement among the parties hereto with respect to the subject matter hereof. The Stock Option Agreements between Employee and the Company, dated May 19, 1997, February 5, 1998 and October 26, 1998 (the "Stock Option Agreements"), the Separation and Release Agreement, executed contemporaneously herewith (the "Separation Agreement") and the Director's and Officer's Indemnification Agreement, originally executed in 1997 and a replacement document executed contemporaneous herewith because of the loss of the original (the "Indemnification Agreement"), will continue in full force and effect in accordance with their terms. The Company and the Employee hereby represent and warrant to the other that, except for this Shareholder and Restrictive Covenant Agreement, the Stock Option Agreements, the Indemnification Agreement and the Separation Agreement there are no agreements, arrangements or understandings, written or oral, between the parties with respect to any subject matter whatsoever.

         5.05. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

         5.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

         5.07. Consent to Jurisdiction and Service of Process. Each party hereby irrevocably submits to the jurisdiction of The United States District Court for the Northern District of Georgia or any court of the State of Georgia located in Cobb County and in any action, suit or proceeding arising in connection with this Agreement, agrees that any such action, suit or proceeding may be brought in such court (and waives any objection based on forum non conveniens or any other objection to venue therein to the extent permitted by law), provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section and shall not be deemed to be a general submission to the jurisdiction of said courts. Nothing herein shall affect the right of any party to commence legal proceedings or otherwise proceed against the other in any other jurisdiction.

         5.08. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         5.09. Injunctive Relief. Mann acknowledges that the covenants and promises contained in this Agreement are a reasonable and necessary means of protecting and preserving the Company's goodwill and interests in its confidential information and trade secrets. Mann agrees that any breach of these covenants or promises will leave the Company with no adequate remedy at law and will cause the Company to suffer irreparable damage and injury. Mann further agrees that any breach of these covenants and promises will entitle the Company to injunctive relief in any court of competent jurisdiction. Such injunctive relief shall be in addition to any damages which may be recoverable by the Company as a result of any breach.

         5.10. Assignability The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit and be enforceable by said successors or assigns (or any Subsidiary thereof).

         5.11. Knowing and Voluntary. Mann acknowledges that he has reviewed the terms and conditions of this Agreement, that he understands its terms, and that he has executed this Agreement voluntarily and without any coercion, undue influence, threat or intimidation of any kind whatsoever and that he has had the benefit of counsel in negotiating and drafting this Agreement. Mann further acknowledges that the consideration he receives for this Agreement is in addition to any amounts to which he was already entitled.

         5.12. Captions and Paragraph Headings. Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

         5.13. Negotiated Agreement. This Agreement was negotiated between the parties hereto, and the fact that one party or the other drafted this Agreement shall not be used in its interpretation.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written. The parties agree and acknowledge (i) that this Agreement shall become effective only upon approval by the Board of Directors of the Company or a committee thereof and (ii) that this Agreement shall be null, void, and of no effect unless it is so approved by the Board of Directors or a committee thereof by 5:00 p.m. EST on December 1, 1999.


                                            ACSYS, INC.


                                    Name:    /s/ Brady W. Mullinax, Jr.
                                            ---------------------------------
                                    Title:   Chief Financial Officer
                                            ---------------------------------

                                             /s/ Timothy Mann, Jr.
                                            ---------------------------------
                                            Timothy Mann, Jr.

                                   SCHEDULE I

Shares Beneficially Owned By Mann                    Number
                                                     5,450

Options Owned by Mann                                Number            Exercise Price
                                                     135,198           $ 8.00
                                                     113,357           $ 8.50
                                                     100,000           $10.00